Exhibit 10.18

EXTENSION OF REPAYMENT DATE

This Extension of Repayment Date (this “Extension”), dated as of March 9, 2011, is granted by ENER1, INC., a Florida corporation (the “Lender”), for the benefit of THINK HOLDINGS AS, a Norwegian limited liability company with the business register no 992 714 344, and registered address Rolfsbuktveien 4 F, N-1364 Fornebu (“Think Holdings”), THINK GLOBAL AS, a Norwegian limited liability company with the business register no 989 710 796, and registered address Rolfsbuktveien 4 F, N-1364 Fornebu (“Think Global”), and THINK NORTH AMERICA, INC., a Delaware corporation (“Think N.A.”).  Think Holdings, Think Global and Think N.A. are sometimes each referred to herein as a “Borrower”, and collectively as the “Borrowers”.

WHEREAS, the Lender and the Borrowers entered into an Amended and Restated Revolving Line of Credit Agreement (the “A&R LOC Agreement”) dated as of February 28, 2011;
WHEREAS, pursuant to the A&R LOC Agreement, the Borrowers are required to repay the entire outstanding principal of and all unpaid interest accrued on the Credit Line (as defined in the A&R LOC Agreement) on or before March 31, 2011 (the “Repayment Date”); and

WHEREAS, the Lender has agreed to extend the Repayment Date under the A&R LOC Agreement to May 1, 2011.

In consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lender and the Borrowers hereby agree as follows:

1.   REPAYMENT DATE.  The Lender and the Borrowers agree that the new Repayment Date under the A&R LOC Agreement is May 1, 2011.

2.   REPAYMENT OF CREDIT LINE.  The Borrowers hereby agree and confirm that all principal and interest and any other amounts payable by the Borrowers under the A&R LOC Agreement shall be repaid in full in cash (USD) on or prior to May 1, 2011, unless such amounts are repaid upon such other terms as the Lender may agree in its sole and absolute discretion.

3.   GOVERNING LAW; JURISDICTION. This Extension shall be governed by and construed under the laws of Norway applicable to contracts made and to be performed entirely within Norway. Each party hereby irrevocably submits to the exclusive jurisdiction of the Asker and Bærum District Court for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.

4.   ATTORNEYS’ FEES.  In the event of a dispute between the parties relating to this Extension or the A&R LOC Agreement, the prevailing party shall be entitled to all reasonable attorneys’ fees and costs incurred in connection with any trial, arbitration, or other proceeding as well as all other relief granted in any suit or other proceeding.

5.   ENTIRE AGREEMENT.  This Extension shall, together with the A&R LOC Agreement, constitute the entire agreement between the parties with regard to the subject matter hereof, superseding all prior agreements or understandings, whether written or oral, between the parties.  Except as expressly modified by this Extension, all of the other terms and provisions of the A&R LOC Agreement remain in full force and effect.  No amendment, modification or other change to this Extension or waiver of any agreement or other obligation of the parties under this Extension may be made or given unless such amendment, modification or waiver is set forth in writing and is signed by each of the parties hereto.

6.   COUNTERPARTS.  This Extension may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement. This Extension may be executed and delivered by e-mail or facsimile transmission.

7.   SUCCESSORS AND ASSIGNS.  The terms and conditions of this Extension shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.  Nothing in this Extension, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Extension, except as expressly provided in this Extension.  The Lender may transfer all or part of its rights and obligations hereunder without any prior notice to the Borrowers.  Upon such transfer, the rights and obligations of the Lender hereunder so transferred shall be assigned automatically to the transferee thereof, such transferee shall thereupon be deemed to be a party to this Extension as though an original signatory hereto, and the Lender (as transferor) shall be released of all liability or obligation in connection with this Extension arising after such assignment.  The Lender shall provide the Borrowers with written notice of any such transfer and the name and address of such transferee promptly upon such assignment.

8.   HEADINGS.  The headings used in this Extension are used for convenience only and are not to be considered in construing or interpreting this Extension.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Extension of Repayment Date as of the day and year first above written.

ENER1, INC.		THINK HOLDINGS AS

By:	/s/ Jeffrey Seidel	By:	/s/ Barry L. Engle
	Jeffrey Seidel		Barry L. Engle
	Chief Financial Officer		Chief Executive Officer

THINK GLOBAL AS

By:	/s/ Barry L. Engle
Barry L. Engle
Chief Executive Officer

THINK NORTH AMERICA, INC.

By:	/s/ Barry L. Engle
Barry L. Engle
Chief Executive Officer